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                                                                    EXHIBIT 11.1

DYNAMEX INC. AND SUBSIDIARIES
CALCULATION OF NET INCOME PER COMMON SHARE
(in thousands except per share data)
(Unaudited)

                                                     Three months ended        Six months ended
                                                         January 31,             January 31,
                                                   ---------------------     --------------------
                                                     1999         1998        1999          1998
                                                   -------       -------     -------       ------
Net income (loss)                                  $(2,301)       $1,039     $(1,354)      $2,007
                                                   =======       =======     =======       ======
Weighted average common
   shares outstanding                                10,069        7,412       10,069       7,387

Common share equivalents related
   to options and warrants                               --          204           --         171
                                                   --------      -------     --------      -------
Common shares and common share
   equivalents                                       10,069        7,616       10,069       7,558
                                                   ========      =======     ========      ======
Common stock price used under
   treasury stock method                           $    --        $10.56     $    --       $ 9.50
                                                   ========      =======     ========      ======
Net income (loss) per common share:
   Basic                                           $ (0.23)       $ 0.14     $ (0.13)      $ 0.27
                                                   ========      =======     ========      ======
   Diluted                                         $ (0.23)       $ 0.14     $ (0.13)      $ 0.27
                                                   ========      =======     ========      ======